As filed with the Securities and Exchange Commission on September 24, 2013

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Paragon Shipping Inc.

(Exact name of Registrant as specified in its charter)

Republic of The Marshall Islands	4412	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Paragon Shipping Inc. 15, Karamanli Avenue Voula, 16673 Athens, Greece (011) (30) (210) 8914 600	Seward & Kissel LLP Attention: Gary J. Wolfe, Esq. One Battery Park Plaza New York, New York 10004 (212) 574-1223
(Address and telephone number of Registrant’s principal executive offices)	(Name, address and telephone number of agent for service)

Copies to:

Gary J. Wolfe, Esq. Edward S. Horton, Esq. Seward & Kissel LLP One Battery Park Plaza New York, New York 10004 (212) 574-1223 (telephone number) (212) 480-8421 (facsimile number)

Barry I. Grossman, Esq.

Lawrence A. Rosenbloom, Esq.

Ellenoff Grossman & Schole LLP

150 East 42nd Street, 11th Floor

New York, New York 10017

(212) 370-1300 (telephone number)

(212) 370-7889( facsimile number)

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-187996

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee
Class A Common Shares, $0.001 par value per share	$5,750,000	$785
Preferred Share Purchase Rights(4)	—	—

(1)	Represents only the additional number of Class A common shares being registered and does not include the securities that the Registrant previously registered on the Registration Statement on Form F-1 (File No. 333-187996).
(2)	Includes Class A common shares, if any, that may be sold pursuant to the underwriters’ over-allotment option.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
(4)	Preferred share purchase rights are not currently separable from the Class A common shares and are not currently exercisable. The value attributable to the preferred share purchase rights, if any, will be reflected in the market price of the Class A common shares.

This registration statement shall become effective upon filing with the Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, Paragon Shipping Inc., or the Company, is filing this registration statement with the Securities and Exchange Commission, or SEC. This registration statement relates to the public offering of securities contemplated by the registration statement on Form F-1 (File No. 333-187996), which the Company originally filed on April 18, 2013, as amended, or the Registration Statement, and which the SEC declared effective on September 23, 2013.

The Company is filing this registration statement for the sole purpose of increasing by $5,750,000 the amount of the Company’s Class A common shares (and related preferred stock purchase rights), or the common shares, to be registered for issuance and sale. The information set forth in the Registration Statement, including the exhibits thereto and each of the documents incorporated by reference therein, is incorporated by reference herein.

The required opinions and consents are listed on the exhibit index and filed with this filing.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 24, 2013.

PARAGON SHIPPING INC.

By:	/s/ Michael Bodouroglou
Name	Michael Bodouroglou
Title	Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and any related registration statement filed pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 24, 2013 in the capacities indicated.

Signature	Title

/s/ Michael Bodouroglou	Chairman, President and Chief Executive Officer
Michael Bodouroglou	(Principal Executive Officer)

/s/ Robert Perri	Chief Financial Officer
Robert Perri	(Principal Financial Officer and Principal Accounting Officer)

/s/ Nigel D. Cleave*	Director
Nigel D. Cleave

/s/ Dimitrios Sigalas*	Director
Dimitrios Sigalas

/s/ Bruce Ogilvy*	Director
Bruce Ogilvy

/s/ George Xiradakis*	Director
George Xiradakis

*By:	/s/ Gary J. Wolfe
Gary J. Wolfe, as attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 24, 2013.

PUGLISI & ASSOCIATES

By:	/s/ DONALD J. PUGLISI
Name:	Donald J. Puglisi
Title:	Managing Director

EXHIBIT INDEX

Number	Description of Exhibit

5.1	Opinion of Seward & Kissel, LLP, as to the validity of the securities being registered (filed herewith).

8.1	Opinion of Seward & Kissel, LLP, with respect to certain tax matters (filed herewith).

23.1	Consent of Independent Registered Public Accounting Firm (filed herewith).

23.2	Consent of Independent Registered Public Accounting Firm (filed herewith).

23.3	Consent of Drewry Shipping Consultants Ltd. (filed herewith).

23.4	Consent of Seward & Kissel LLP (included in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference from Exhibit 24.1 to the Company’s Registration Statement on Form F-1 (File No. 333-187996) filed with the SEC on September 19, 2013).